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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Commercial National Financial Corporation on Form S-3, of our report dated January 31, 2002 on the consolidated financial statements of Commercial National Financial Corporation, which report is included in the 2001 Annual Report on Form 10-K of Commercial National Financial Corporation for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                              Crowe, Chizek and Company LLP


Grand Rapids, Michigan
May 20, 2002